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                                                                   EXHIBIT A.15.

                              ARTICLES OF AMENDMENT

                                 VALIC COMPANY I

         VALIC COMPANY I, a Maryland corporation, registered as an open-end investment company under the Investment Company Act of 1940, as amended, having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article IV of the Charter of the Corporation (the "Charter"), the Board of Directors has approved the change of name of an existing series of the Corporation from "Mid Capital Growth Fund" to "Mid Cap Strategic Growth Fund." Any references to the Mid Capital Growth Fund in the Charter shall be changed to Mid Cap Strategic Growth Fund.

         This Amendment is limited to a change of name of a series of the Corporation expressly provided by Section 2-605 of the Maryland General Corporation Law and, therefore, is made without action by stockholders.

         SECOND: The amendment to the Charter herein made has been duly approved by vote of a majority of the entire Board of Directors at a meeting duly convened and held on June 16, 2005.

         THIRD: This Article of Amendment shall become effective as of the close of business on the 16th day of September, 2005.

         IN WITNESS WHEREOF, VALIC Company I has caused this Article of Amendment to be signed in its name and on its behalf by its Vice President and Secretary on this 26th day of August, 2005. Under penalties of perjury, the matters and facts set forth herein are true in all material respects.

                                     VALIC COMPANY I



                                     By:      /s/ Nori L. Gabert
                                        ----------------------------------------
                                        Nori L. Gabert
                                        Vice President & Secretary

                                     ATTEST:

                                     By:      /s/ Mark Matthes
                                        ----------------------------------------
                                        Mark Matthes
                                        Assistant Secretary


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VALIC Company I
2929 Allen Parkway A28-40
Houston, Texas 77019